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                                                           EXHIBIT 10.13


                           [THE CHILDREN'S PLACE
                       RETAIL STORES, INC. LETTERHEAD]

                                                 January 18, 1991


Ms. Diane M. Timbanard
144 Unadilla Rd.
Ridgewood, NJ 07450

Dear Diane:

As per our discussion, I confirm that we would like you to join The Children's Place on 1/22/91 as Vice President/Divisional Merchandise Manager for Boys/Girls 0-4, with an annual compensation of $130,000, a bonus of 20% annually based on The Children's Place Bonus Plan - with a first year guarantee, all Executive insurance benefits coverage and 2 weeks' vacation.

                                                 Sincerely yours,


                                                 /s/ Bill R. Lee
                                                 Bill R. Lee
                                                 Executive Vice President